UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

Synaptics Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	000-49602	77-0118518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Scott Blvd. Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 454-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2011, we appointed Richard A. (“Rick”) Bergman as President, Chief Executive Officer, and a director. Mr. Bergman succeeds Russell J. Knittel, who has served as Interim President and Chief Executive Officer since October 2010. Mr. Knittel, who will remain as a director of our company, will be retiring as an employee of our company following providing transition services on a short-term basis as determined by Mr. Bergman and the Board of Directors.

Mr. Bergman, 47, served as Senior Vice President and General Manager of the Products Group of Advanced Micro Devices Inc. (“AMD”), a global semiconductor company, with responsibility for managing the graphics and microprocessor product development groups since May 2009. From October 2006 to May 2009, Mr. Bergman was Senior Vice President and General Manager, Graphics Product Group of AMD. Mr. Bergman joined AMD via its acquisition of ATI Technologies Inc., a company that was engaged in the design, manufacture, and sale of 3D graphics and digital media silicon solutions, in October 2006. While at ATI, Mr. Bergman served in several positions, including as Senior Vice President and General Manager, PC Group just prior to AMD’s acquisition of ATI. In January 2001, Mr. Bergman joined ATI from S3 Graphics, a division of SonicBlue Inc., where he served as Chief Operating Officer. Prior to S3 Graphics, Mr. Bergman served in a number of marketing and management roles within the North American technology industry, including Vice President, Marketing at Exponential Inc. and Marketing Manager at Texas Instruments, Inc. Mr. Bergman began his engineering career at IBM. Mr. Bergman holds a Bachelor of Science degree in Electrical Engineering from the University of Michigan and a Master’s degree in Business Administration from the University of Colorado.

In connection with his appointment as President and Chief Executive Officer, Mr. Bergman will receive an annual base salary of $575,000; stock options entitling him to purchase 430,000 shares of our common stock, vesting 25% one year after the commencement of employment and 1/48 each month thereafter; 10,000 deferred stock units, vesting 25% one year after the commencement of employment and 1/16 each quarter thereafter; and 30,000 deferred stock units, vesting 1/24 on the last day of each month after the commencement of employment. In addition, Mr. Bergman will participate in all plans and programs applicable to executive officers, including our annual incentive compensation program and our Severance Policy for Principal Executive Officers. Our Board of Directors has waived the one-year minimum employment period under our Severance Policy for Principal Executive Officers.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in Mr. Bergman’s offer letter and is subject to and qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10.27, and is hereby incorporated by reference into this Item 5.02.

There are no other arrangements or understandings pursuant to which Mr. Bergman was selected as President and Chief Executive Officer, and there are no arrangements or understandings pursuant to which Mr. Bergman was elected as a director other than as an incident of his employment as President and Chief Executive Officer. It is anticipated, however, that Mr. Bergman will become a party to a Change of Control Severance Agreement. There are no family relationships among any of our directors, executive officers, and Mr. Bergman. There are no related party transactions between us and Mr. Bergman reportable under Item 404(a) of Regulation S-K.

Mr. Knittel has agreed to provide transition services to our company following Mr. Bergman’s appointment. During the period Mr. Knittel provides such transition services, Mr. Knittel will continue to receive his base salary and participate in our incentive compensation programs.

On September 28, 2011, we issued a press release announcing Mr. Bergman’s appointment and Mr. Knittel’s retirement. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit
Number	Exhibits

10.27	Employment Offer Letter dated September 28, 2011 between Synaptics Incorporated and Richard Bergman

99.1	Press release from Synaptics Incorporated, dated September 28, 2011, entitled “Synaptics Appoints Rick Bergman President and CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: October 4, 2011	By:	/s/ Kathleen A. Bayless

Kathleen A. Bayless Senior Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.27	Employment Offer Letter dated September 28, 2011 between Synaptics Incorporated and Richard Bergman

99.1	Press release from Synaptics Incorporated, dated September 28, 2011, entitled “Synaptics Appoints Rick Bergman President and CEO”

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